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                        SUMMARY OF TERMS AND CONDITIONS

Date:           May 7, 1999

Term Sheet
Number:         GCF99047

Lessee:         RMH Teleservices, Inc. and/or RMH Teleservices International
                ("Lessee")

Guarantors:     RMH Teleservices, Inc. (Guarantee Lease with RMH Teleservices
                International)

Lessor:         FNC Leasing Corp or its Designee ("Lessor")

Equipment:      Description: Computer/Telecommunications Equipment, Software &
                Office Furniture
                (Individually "Item of Equipment" and collectively "Equipment")

                Equipment Cost: Not Exceeding $8,000,000

                Equipment Location: Equipment may be located at Lessee's facilities in both the United States and Canada.

                Prior to the Lease Commencement Date for any Item of Equipment, any advances by Lessor to purchase such Equipment shall be made in Lessor's sole discretion.

Lease
Structure:      True Lease: It is intended that this transaction qualify as a
                "true lease" for tax purposes; the Rent set forth assumes availability to Lessor of depreciation deductions provided in the Internal Revenue Code for five year (hardware); seven year
                (furniture) and three year (software) property; Depreciation deductions may be modified for leased equipment located in Canada.

                Net Lease: The lease will be a net financial lease, and all fixed expenses associated with the possession, operation, and control of the Equipment, including (but not limited to) insurance, maintenance, and taxes, will be for the account of the Lessee;

                The Lessor will be the legal owner of the Equipment.

Term:           Lease Term: Five years from the lease commencement date.

                Lease Commencement Date: No later than April 1, 2000.

                Interim Rental Term: The Interim Rental Term with respect to the Equipment or Item of Equipment will be equal to the number of days from funding of the Equipment or Item of Equipment to the Lease Commencement Date.

Rent: Rent: Lessee shall make consecutive level payments, equal to a percentage of Equipment Cost, payable monthly in advance, with the first payment due on the Lease Commencement Date as follows:

                           60 months @ 1.958%    May Commencement
                           60 months @ 1.955%    June Commencement
                           60 months @ 1.944%    September Commencement
                           60 months @ 1.934%    December Commencement

                       MONTHLY RENTAL ($) = ABOVE FACTOR X EQUIPMENT COST

                Interim Rent: Interim Rent for the Interim Rental will be calculated using an interest rate equal to PNC Bank's Prime Rate. Such Interim Rent will be due and payable monthly through the Interim Rental Term.

                Rent is based on current monthly market conditions. Any change in those conditions will result in a change of the above Rent. Rent will be fixed on the Lease Commencement Date.


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                                                          RMH Teleservices, Inc.
                                                          Proposal No.: GCF99047

End of
Term Options:   Purchase Option: At the expiration of the Lease Term or any renewal thereof, Lessee may, with 120 days prior written notice, purchase all (but not less than all) the Equipment for its then
                Fair Market Value.

                Renewal Option: At the expiration of the Lease Term, Lessee may, with 120 days prior written notice, renew the lease of all (but not less than all) the Equipment for its then Fair Market Rental Value.

                Return Option: At the expiration of the Lease Term, Lessee may, with 120 days prior written notice, return the Equipment to a site designated by the Lessor. Any cost associated with dismantling and transporting the Equipment shall be for the Lessee's account.

Fees:           Documentation:  $500.00 per lease schedule.

Expenses:       All costs and expenses incurred by the Lessor shall be
                reimbursed by the Lessee at closing and otherwise on demand.

Reporting
Requirements:   Lessee shall provide Lessor with financial information as
                Lessor may request.

Covenants:      (a) Cross-default with existing PNC Bank covenants, if any.

                (b) right of survivorship of financial covenants if PNC Bank loan covenants are released.

Lease
Documents:      Lease Documents in form and substance satisfactory to the Lessor must be executed and delivered.

Miscellaneous:  Funding Expiration Date:  Willingness by Lessor to consider funding items of Equipment on the terms described above will expire on April 1, 2000.

                Proposal Deposit: A Proposal Deposit in the amount of $8,000.00 is due and payable with the accepted copy of this Term Sheet. Said deposit will be held without interest by Lessor and will be applied pro rata to the rental payments due, net of any fees and expenses incurred by the Lessor which shall be for the account of the Lessee. In the event Lessor provides a confirmation of the proposed transaction and Lessee does not close the transaction for any reason, Lessor will retain the Proposal Deposit.

                Proposal Expiration Date:  May 14, 1999.

This Summary of Terms and Conditions is not a commitment or an offer to lease and does not create any obligation on the part of the Lessor. This outline is only a brief description of the principal terms of the suggested lease financing and is intended for discussion purposes only.

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